EXHIBIT 32.1

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Chief Executive Officer of Belport Capital Fund LLC (the Fund), that based on his knowledge:

(a) the Quarterly Report of the Fund on Form 10-Q for the quarter ended September 30, 2004 (the Report) fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.


Date:  November 9, 2004




                                        /s/ Thomas E. Faust Jr.
                                        -----------------------
                                        Thomas E. Faust Jr.
                                        Chief Executive Officer